UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its previously announced restructuring, Dr. Lynn Baird, Senior Vice President, Regulatory, Quality and Clinical Operations, will no longer be employed by CombinatoRx, Incorporated (the "Company"), effective January 30, 2009.

On January 26, 2009 the Company entered into a Separation Agreement with Dr. Baird (the "Agreement"). Under the Agreement, the Company agreed to provide Dr. Baird with a lump-sum payment in the amount of $222,000. In addition, the Company will pay its portion of the COBRA medical insurance and dental premiums for Dr. Baird and her dependents until July 31, 2009.

In connection with Dr. Baird's separation, the Company also entered into a consulting agreement pursuant to which Dr. Baird agrees to provide consulting services to the Company regarding regulatory, quality and clinical operations matters. The consulting agreement is effective as of January 31, 2009, has an initial term of until June 30, 2009 and may be terminated by either party upon written notice. In connection with the Consulting Agreement, Dr. Baird will be paid a $10,000 monthly retainer for services to be rendered by her under the consulting agreement through April 30, 2009 and an hourly consulting rate thereafter.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
By:	/s/ Alexis Borisy
Name: Alexis Borisy
Title: Chief Executive Officer and President

Dated: January 28, 2009